CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on
Form S-8 of Audiovox Corporation of our report dated February 9, 2006 relating to our audit of the consolidated financial statements of Audiovox Specialized
Applications, LLC, which appear in the Annual Report on Form 10-K of Audiovox
Corporation for the year ended November 30, 2005.

/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP

Elkhart, Indiana
February 16, 2006